[Draft of January 23, 1995]

                      15,170,000 Shares

               CALIFORNIA ENERGY COMPANY, INC.

                        Common Stock


                   SUBSCRIPTION AGREEMENT

                                                  London, England
                                                      _____, 1995

To:  CS FIRST BOSTON LIMITED
     Bear, Stearns International Limited
     Donaldson, Lufkin & Jenrette Securities Corporation
     Deutsche Bank Aktiengesellschaft
     Lehman Brothers International (Europe)

c/o: CS FIRST BOSTON LIMITED ("CSFBL")
     One Cabot Square
     London, England E14 4QJ

Dear Sirs:

          1. Introductory. California Energy Company, Inc., a Delaware corporation ("Company"), proposes to issue and sell to the several Managers named in Schedule A hereto ("Managers") 4,000,000 shares ("International Firm Securities") of its Common Stock, par value $.0675 per share ("Securities").

          It is understood that the Company is concurrently entering into an Underwriting Agreement, dated the date hereof ("Underwriting Agreement"), with certain United States underwriters listed in Schedule A thereto (the "U.S. Underwriters"), for whom CS First Boston Corporation ("CSFBC"), Bear Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, C.J. Lawrence/Deutsche Bank Securities Corporation and Lehman Brothers Inc. are acting as representatives (the "U.S. Representatives"), relating to the concurrent offering and sale of 11,170,000 shares of Securities ("U.S. Firm Securities") in the United States and Canada ("U.S. Offering").

          In addition, the Company proposes to issue and sell to the U.S. Underwriters and the Managers, an option exercisable by CSFBC for an aggregate of not more than 2,275,000 additional shares of Securities ("Optional Securities"; the Optional Securities for the U.S. Offering are referred to as the "U.S. Optional Securities" and the Optional Securities for the Offering outside the United States and Canada are referred to as the "International Optional Securities"). The U.S. Firm Securities and the U.S. Optional Securities are hereinafter called the "U.S. Securities"; the International Firm Securities and the International Optional Securities are hereinafter called the "International Securities"; the U.S. Firm Securities and the International Firm Securities are hereinafter called the "Firm Securities". The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities". To provide for the coordination of their activities, the U.S. Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

          The Company hereby agrees with the several
Managers as follows:

          2.  Representations and Warranties of the Company.
The Company represents and warrants to, and agrees with, the several Managers that:

          (a) A registration statement on Form S-3 (No. 33-57191) relating to the Offered Securities, including a form of prospectus relating to the U.S. Securities and a form of prospectus relating to the International Securities being offered in the International Offering, has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means
     (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the U.S. Securities and the form of prospectus relating to the International Securities, each as first filed with the Commission pursuant to and in accordance with Rule 424(b)
     ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in each such prospectus, are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus", respectively, and collectively as the "Prospectuses".

          (b)  If the Effective Time is prior to the
     execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b), the Registration Statement and each of the Prospectuses will conform, in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary (with respect to the Prospectuses, in the light of the circumstances under which they were made) to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and each of the Prospectuses will conform in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or either of the Prospectuses based upon written information furnished to the Company by any Manager through CSFBL or by any U.S. Underwriter through the U.S. Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in
     Section 7(b).

          (c) The documents incorporated by reference in the Registration Statement and the Prospectuses, when they became effective or were last amended or filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934 as amended ("Exchange Act"), as applicable, and the rules and regulations of the Commission under the Act and the Exchange Act, as applicable ("Rules and Regulations"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and any further documents so filed and incorporated by reference in the Prospectuses, when such documents become effective or are filed with the Commission, as the case may be, shall conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (d) The Company, each Subsidiary (as defined below) and each Joint Venture (as defined below) have been duly organized and are validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of organization as a corporation or partnership, as the case may be, and have the power and authority to own, lease and operate their property and conduct their businesses as described in the Prospectuses; the Company, the Subsidiaries and the Joint Ventures are duly qualified to do business and are in good standing as foreign corporations or foreign partnerships, as the case may be, in each jurisdiction, domestic or foreign, in which such registration or qualification or good standing is required (whether by reason of the ownership or leasing of property, the conduct of business or otherwise), except where the failure to so register or qualify or be in good standing is not reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, its Subsidiaries and Joint Ventures taken as a whole; and the Company has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. For purposes of this Agreement, (A) the term "Subsidiary" shall mean the entities listed as such on Schedule B hereto, and (B) the term "Joint Venture" shall mean the entities listed as such on Schedule B hereto, it being understood that such term means the general or limited partnership or other joint venture entity and not the individual general or limited partners or other joint venturers thereof. The Subsidiaries listed on Schedule B are all the material direct and indirect "subsidiaries" of the Company, as such term is defined in Rule 405 of the Rules and Regulations, and are all of the "Significant Subsidiaries" of the Company, as such term is defined in Rule 1-02 of Regulation S-X.

          (e) The Offered Securities and all the other issued and outstanding shares of capital stock of the Company have been validly authorized; all outstanding shares of capital stock of the Company are, and when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Underwriting Agreement on each Closing Date (as defined below) such Offered Securities will have been, validly issued, fully-paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectuses; there are no preemptive or similar rights to subscribe for or to purchase, nor any restriction on the transfer of, the Offered Securities except as provided in the Shareholders Agreement dated as of February 18, 1991 by and between the Company and Kiewit Energy Company, as amended, in respect of which a waiver has been received regarding the Offered Securities; all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully-paid and nonassessable; and except as otherwise set forth or referred to in the Prospectuses, all outstanding shares of capital stock of each Subsidiary are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests. All of the partnership interests in Joint Ventures beneficially owned by the Company (as reflected in Schedule B) have been duly and validly authorized and issued and, except as otherwise disclosed or referred to in the Prospectuses, are owned beneficially by the Company free and clear of any material claims, liens, encumbrances and security interests.

          (f) The authorized capital stock of the Company, including the Offered Securities, conforms as to legal matters in all material respects to the description thereof contained in the Prospectuses.

          (g)  Except (i) in respect of the agreement
     between the Company and Gleacher & Co., Inc.
     ("Gleacher"), dated December 22, 1994, whereby Gleacher will be entitled to, among other things, a success fee ("Success Fee") in the amount of 20% of the total underwriting fee (not to exceed $250,000), and (ii) as otherwise disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any U.S. Underwriter or Manager for a brokerage commission, finder's fee or other like payment.

          (h)  There are no contracts, agreements or



     understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include any such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act except for the registration rights agreement dated February 18, 1991, as amended by Amendment No. 1, dated June 19, 1991, between the Company and Kiewit Energy Company and the registration rights agreement dated June 19, 1991, as amended by Amendment No. 1, dated November 20, 1991, between the Company and Kiewit Energy Company, the rights under which have been waived in respect of the Offered Securities.

          (i)  The Securities are listed on the New York
     Stock Exchange and the London Stock Exchange (the
     "Stock Exchanges").

          (j) The execution, delivery and performance of this Agreement and the Underwriting Agreement, and the issuance and sale of the Offered Securities shall not
     (A) conflict with the corporate charter or by-laws or partnership agreement of the Company, any Subsidiary or any Joint Venture, (B) conflict with, result in the creation or imposition of any lien, charge or other encumbrance upon any asset of the Company, any Subsidiary or any Joint Venture pursuant to the terms of, or constitute a breach of, or default under, any agreement, indenture or other instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which the Company, any Subsidiary or any Joint Venture is bound or to which any of the properties of the Company, any Subsidiary or any Joint Venture is subject, or (C) result in a violation of any statute, any rule, regulation, order, judgment or decree of any court or governmental agency, body or authority having jurisdiction over the Company, any Subsidiary or any Joint Venture or any of their properties where any such conflicts, encumbrances, breaches, defaults or violations under clauses (B) or (C), individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole. Except for (A) the registration of the Offered Securities under the Act, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the U.S. Underwriters and
     (C) the waiver by Kiewit Energy Company, Inc. of its preemptive rights and its right to include securities in the Registration Statement, which has been obtained prior to the date of this Agreement, no consent, approval, authorization or order of, or filing or registration by the Company, any Subsidiary or, to the best of the Company's knowledge, any Joint Venture with, any court, governmental agency or third party is required in connection with the execution, delivery and performance of this Agreement and the Underwriting Agreement, the consummation of the transactions contemplated herein and therein, and the issuance, distribution and sale of the Offered Securities as contemplated herein and therein. The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Underwriting Agreement, respectively.

          (k) This Agreement and the Underwriting Agreement have been duly authorized, executed and delivered by the Company.

          (l) Except as disclosed in or contemplated by the Prospectuses, the Company, each Subsidiary and each Joint Venture holds, as applicable, good and valid title to, or valid and enforceable leasehold or contractual interests in, all real properties and all other properties and assets owned or leased by each of them that are material to the business of each such entity, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them.

          (m) Except as disclosed in the Prospectuses, the Company, the Subsidiaries and the Joint Ventures carry, or are covered by, insurance in such amounts and covering such risks as is customary for similarly situated companies in the Company's, such Subsidiaries' and such Joint Ventures' industries, respectively.
     Each of the foregoing insurance policies is valid and in full force and effect, and no event has occurred and is continuing that permits, or after notice or lapse of time or both would permit, modifications or terminations of the foregoing that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole.

          (n) Except as disclosed in the Prospectuses, the Company, each Subsidiary and each Joint Venture (i) has obtained each license, permit, certificate, franchise or other governmental authorization which is material to the ownership of their properties or to the conduct of their businesses as described in the Prospectuses and (ii) is in compliance with all terms and conditions of such license, permit, certificate, franchise or other governmental authorization, except (x) in either case where the failure to do so is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company and the Subsidiaries and Joint Ventures taken as a whole,
     (y) permits, consents and approvals that may be required for future drilling or operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course and (z) permits, consents and approvals for developmental or construction activities which have not yet been obtained but which have been or will be applied for in the course of development or construction and which are anticipated to be obtained in the ordinary course.

          (o) There is no legal or governmental action, suit or proceeding before any court, governmental agency, body or authority, domestic or foreign, now pending or, to the knowledge of the Company, threatened against, or, to the knowledge of the Company, involving, the Company, any Subsidiary or any Joint Venture (i) of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement or (ii) that, if determined adversely to the Company, any Subsidiary or any Joint Venture, is reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole or on the ability of the Company to perform its obligations under this Agreement or the Underwriting Agreement.

          (p) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

          (q)  The Company, the Subsidiaries and the Joint
     Ventures are currently conducting their respective businesses as described in the Prospectuses.

          (r) There are no contracts or other documents that are required to be described in the Prospectuses or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described in the Prospectuses or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

          (s) There is no relationship, direct or indirect, that exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the Act or by the Rules and Regulations to be described in the Prospectuses and which is not so described.

          (t) There is no labor problem or disturbance with the persons employed by the Company, any Subsidiary or any Joint Venture that exists or, to the knowledge of the Company, that is threatened and that might reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole.

          (u) The Company and each person who is a member of a group which is under common control with the Company and its Subsidiaries and its Joint Ventures, who together with the Company, the Subsidiaries and its Joint Ventures is treated as a single employer ("ERISA Affiliate") within the meaning of Section 414(b), (c),
     (m) or (o) of the Internal Revenue Code of 1986, as amended from time to time ("IRC"), or Section 4001(b) of the Employment Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans within the meaning of Section 3(3) of ERISA which is established, sponsored or maintained for, or on behalf of, its current or former employees, officers or directors by the Company, or the Subsidiaries or Joint Ventures or any ERISA Affiliate or has at any time within the preceding six years been established, sponsored or maintained for, or on behalf of, its current or former employees, officers or directors by the Company, or the Subsidiaries or Joint Ventures or any current or former ERISA Affiliate ("Employee Benefit Plans"). Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt from tax pursuant to
     Section 501(a) of the IRC. No material liability has been incurred by the Company, or the Subsidiaries or Joint Ventures or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan. No Employee Benefit Plan which is subject to the provisions of Title IV of ERISA or Section 412 of the IRC ("Pension Plan") has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the IRC) been incurred. Neither the Company nor any of its Subsidiaries or Joint Ventures nor, in the case of clauses (ii) and
     (iii) hereof, any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC; (ii) incurred any liability to the Pension Benefit Guaranty Corporation or any successor thereto ("PBGC") which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; or (iii) failed to make a required installment or other required payment under Section 412 of the IRC, which in any such case in clauses (i) through (iii), the occurrence of which results in or could reasonably be expected to result in a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole.

               No "reportable event" (as defined in Section
     4043 of ERISA) Termination Event has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan which has or could reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and the Subsidiaries and Joint Ventures taken as a whole. Neither the Company nor any of its Subsidiaries, Joint Ventures or ERISA Affiliates has incurred or expects to incur any liability under Title IV of ERISA arising in connection with the termination of or withdrawal from an Employee Benefit
     Plan covered or previously covered by Title IV of ERISA.

          (v) None of the Company, any Subsidiary or any Joint Venture (i) is in violation of its respective charter, by-laws or partnership agreements, (ii) is in default, and no event exists and is continuing that, with notice or lapse of time or both, would constitute such a default, in the due performance and observance of any material term contained in any lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which the Company, any Subsidiary or any Joint Venture or any property of the Company, any Subsidiary or any Joint Venture may be bound or affected, which default, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, or (iii) is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole.

          (w)  There has been no storage, disposal,
     generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company, any Subsidiary or any Joint Venture (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company, any Subsidiary or any Joint Venture in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which does not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and the Joint Ventures taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, any Subsidiary or any Joint Venture or with respect to which the Company, any Subsidiary or any Joint Venture has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which does not have, or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the financial condition, business or results of operations of the Company, the Subsidiaries and the Joint Ventures taken as a whole; and the terms "hazardous wastes", "toxic wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (x) Neither the Company nor any Subsidiary or Joint Venture is, and, after giving effect to the issuance of the Offered Securities and the application of the proceeds therefrom, shall be, an "investment company," or, to the best knowledge of the Company after due inquiry, a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940
     Act").

          (y) The Company, each Subsidiary and each Joint Venture has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, or has filed extensions in accordance with applicable law, and has paid all taxes required to be paid through the date hereof thereon, except for such failures to file or pay that would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Company and the Subsidiaries and Joint Ventures taken as a whole, and no tax deficiency has been determined adversely to the Company, any Subsidiary or any Joint Venture that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, any Subsidiary or any Joint Venture would be reasonably likely to have) a material adverse effect on the financial condition, business or results of operations of the Company and the Subsidiaries and Joint Ventures taken as a whole.

          (z) The financial statements of the Company and its consolidated subsidiaries and the related notes and schedules included or incorporated by reference in the Registration Statement and the Prospectuses fairly present the financial position, the results of operations and the cash flows of the Company and its consolidated subsidiaries at the respective dates and for the respective periods to which they apply; such financial statements and the related notes and schedules have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified. The capitalization of the Company, as set forth in the column labeled "The Company" under the caption "Capitalization" in the Prospectus, is accurately described as of the date presented therein.

         (aa) Since the date of the latest audited financial statements included in the Prospectuses
     (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole, and (ii) except as disclosed in the Prospectuses, there have not been any transactions entered into by the Company, the Subsidiaries or any Joint Venture, other than those in the ordinary course of business, which are material to the Company, its Subsidiaries and Joint Ventures taken as a whole; except as disclosed in the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (bb) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered
     Securities it commences doing such business.

         (cc) Deloitte & Touche, who have certified certain financial statements of the Company, and Coopers & Lybrand, who have certified certain financial statements of Magma Power Company ("Magma"), whose reports appear in the Prospectuses or are incorporated by reference therein, each are and were independent public accountants as required by the Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated in the Prospectuses.

         (dd) (i) Each of the operational electric generation facilities ("Plants") owned in whole or part, directly or indirectly by (A) the Company,
     (B) the Subsidiaries or (C) the Joint Ventures is located in the United States and is a "qualifying cogeneration facility" ("QF") or a "qualifying small power production facility" ("Small Power QF"), as such terms are defined under the Federal Power Act, as amended ("FPA"), and the regulations thereunder, and has continuously been in compliance with the requirements for being a QF or Small Power QF since it commenced sales of electricity; (ii) the owner or operator of each of the Plants under development by the Company, the Subsidiaries or Joint Ventures and located in the United States will either qualify as a QF, a Small Power QF or an "exempt wholesale generator" ("EWG"), as such terms are defined under the FPA, the Public Utility Holding Company Act of 1935, as amended ("PUHCA") and the regulations thereunder; (iii) the owner or operator of each of the Plants under development by the Company, the Subsidiaries or Joint Ventures and located outside the United States will, no later than the date operations commence, qualify either (A) as an EWG or (B) as a "foreign utility company," as such term is defined under PUHCA and the regulations thereunder; (iv) none of the entities identified in clause (A) or (B) of subparagraph (i) above owns or operates any electric distribution facilities or any electric transmission facilities other than electric transmission facilities that are part of a QF or Small Power QF; and (v) none of the entities identified in clause (A), (B) or (C) of subparagraph (i) above is a "public utility holding company" or a "subsidiary company" of a "public utility holding company," as those terms are defined under PUHCA or is subject to regulation under the FPA, other than as contemplated by 18 C.F.R. Section 292.601(c), or, except as described in the Registration Statement, subject to regulation by any state law with respect to rates or the financial or organizational regulation of electric utilities.

          3.  Purchase, Sale and Delivery of Offered
Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Managers, and the Managers agree, severally and not jointly, to purchase from the Company, at a purchase price
of U.S.$        per share (representing the offering price
of U.S.$        per share less a selling concession of
U.S.$        per share), the respective numbers of shares of
International Firm Securities set forth opposite the names of the Managers in Schedule A hereto.

          The Company will deliver the International Firm Securities to CSFBL for the accounts of the Managers, [If delivery to be in different city from payment, insertat the
office of                        ,] against payment of the
purchase price in U.S. dollars by certified or official bank check or checks in New York Clearing House (next day) funds
drawn to the order of                     at the office of
                         , at        A.M., New York time, on
                   , or at such other time not later than
seven full business days thereafter as CSFBL and the Company determine, such time being herein referred to as the "First Closing Date". The certificates for the International Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBL requests and will be made available for checking and
packaging at the [above] office of                         ,
at least 24 hours prior to the First Closing Date.

          In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the initial public offering of the Offered Securities, the U.S. Underwriters and the Managers may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The International Optional Securities to be purchased by the Managers on any Optional Closing Date (as defined below) shall be in the same proportion to all the Optional Securities to be purchased by the Managers and U.S. Underwriters on such Optional Closing Date as the International Firm Securities bear to all the Firm Securities and the U.S. Optional Securities to be purchased by the U.S. Underwriters on any Optional Closing Date shall be in the same proportion to all the Optional Securities to be purchased by the U.S. Underwriters and the Managers on such Optional Closing Date as the U.S. Firm Securities bear to all the Firm Securities. The Company agrees to sell to the Managers such International Optional Securities and the Managers agree, severally and not jointly, to purchase such International Optional Securities. Such International Optional Securities shall be purchased for the account of each Manager in the same proportion as the number of shares of International Firm Securities set forth opposite such Manager's name bears be the total number of shares of International Firm Securities (subject to adjustment by CSFBC to eliminate fractions). The Optional Securities may be purchased by the U.S. Underwriters and the Managers only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the related Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of the Managers and the U.S. Underwriters to the Company.

          Each time for the delivery of and payment for the International Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than seven full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the International Optional Securities being purchased on each Optional Closing Date to CSFBL for the accounts of the several Managers, against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn
to the order of                         , at the [above]
office of                         .  The certificates for
the International Optional Securities will be in definitive form, in such denominations and registered in such names as CSFBL requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and
packaging at the [above] office of                         ,
at a reasonable time in advance of the such Optional Closing
Date.

          The Company will pay to the Managers as aggregate compensation for their commitments hereunder and for their services in connection with the purchase of the International Securities and the management of the offering thereof, if the sale and delivery of the International Securities to the Managers provided herein is consummated,
an amount equal to U.S. $      per International Security,
which may be divided among the Managers in such proportions as they may determine. Such payment will be made on the First Closing Date in the case of the International Firm Securities and on each Optional Closing Date in the case of the International Optional Securities sold to the Managers on such Closing Date in each case by way of deduction by the Managers of said amount from the purchase price for the International Securities referred to above.

          4. Offering by Managers. It is understood that the several Managers propose to offer the International
Securities for sale to the public, and upon the terms and conditions, as set forth in the International Prospectus.

          In connection with the distribution of the International Securities, the Managers, through a stabilizing manager, may over-allot or effect transactions on any exchange, in any over-the-counter market or otherwise which stabilize or maintain the market prices of the International Securities at levels other than those which might otherwise prevail, but in such event and in relation thereto, the Managers will act for themselves and not as agents of the Company, and any loss resulting from over-allotment and stabilization will be borne, and any profit arising therefrom will be beneficially retained, by the Managers. Such stabilizing, if commenced, may be discontinued at any time.

          5.  Certain Agreements of the Company.  The
Company agrees with the several Managers that:

          (a)  If the Effective Time is prior to the
     execution and delivery of this Agreement, the Company will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1)



     (or, if applicable and if consented to by CSFBL, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The
     Company will advise CSFBL promptly of any such filing pursuant to Rule 424(b).

          (b) The Company will advise CSFBL promptly of any proposal to amend or supplement the registration statement as filed or either of the related prospectuses or the Registration Statement or either of the Prospectuses and will not effect such amendment or supplementation without CSFBL's prior consent, which consent shall not be unreasonably withheld; and the Company will also advise CSFBL promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required, in the opinion of counsel for the Underwriters, to be delivered under the Act in connection with sales by any U.S. Underwriter, Manager or dealer any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend either or both of the Prospectuses to comply with the Act, the Company will promptly notify CSFBL of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBL's consent to, nor the Managers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of
     Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to the Managers copies of the Registration Statement (six of which will be signed and will include all exhibits), each preliminary prospectus relating to the International Securities, and, until completion of the distribution of the International Securities as determined by CSFBL, the International Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBL requests.
     The Company will pay the expenses of printing and distributing to the Managers all such documents.

          (f)  No action has been or, prior to the
     completion of the distribution of the Offered Securities will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or possession or distribution of the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

          (g) During the period of three years hereafter, the Company will furnish to CSFBL and, upon request, to each of the other Managers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBL (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBL may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Managers (if and to the extent incurred by them) for the filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Managers. In addition to the foregoing, the Underwriting Agreement provides that the Company will pay to the U.S. Representatives on behalf of the U.S. Underwriters and the Managers on the First Closing Date the sum (for their respective accounts in proportion to their commitments to purchase the Offered Securities pursuant to this Agreement and the Underwriting Agreement) contemplated in Section 5(h) of the Underwriting Agreement. Such amount may be deducted from the purchase price for the Offered Securities set forth in Section 3. Except as provided in this paragraph (h), the Underwriters and Managers shall pay the Gleacher Success Fee in paragraph 2(g) hereof and their own costs and expenses, including the costs and expenses of their legal counsel, any transfer taxes on the Offered Securities that they may sell and the expenses of marketing and advertising any offering of the Offered Securities made by them.

          (i) The Company will indemnify and hold harmless the Managers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

          (j) For a period of 90 days after the date of the initial public offering of the Offered Securities, neither the Company nor its directors or officers will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of their Securities or securities convertible into or exchangeable or exercisable for any shares of the Company's Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of CSFBC, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof. The Company shall, concurrently with the execution of this Agreement, deliver to CSFBL an agreement executed by each of the directors and officers of the Company pursuant to which each such person agrees, not to offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of any of the Company's Securities or any securities convertible into or exercisable or exchangeable for such Securities for a period of 90 days after the date of the initial public offering of the Offered Securities.

          (k) The Company shall apply the net proceeds from the sale of the Offered Securities as set forth in the Prospectuses.

          (l) The Company shall use its best efforts to have the Offered Securities listed on the Stock
     Exchanges concurrently with the Effective Time.

          6. Conditions of the Obligations of the Managers. The obligations of the several Managers to purchase and pay for the International Firm Securities on the First Closing Date and the International Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a)  The Managers shall have received a
     letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of the Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Deloitte & Touche and Coopers & Lybrand, in the agreed form.

               (b)  If the Effective Time is not prior to
     the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 8:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBL. If the Effective Time is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and
     Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Managers, shall be contemplated by the Commission.

               (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (A) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBL, be likely to prejudice materially the success of the proposed issue, sale or distribution of the International Securities, whether in the primary market or in respect of dealings in the secondary market, or
     (B)(i) any change, or any development or event involving a prospective change, in the financial condition, business or results of operations of the Company, the Subsidiaries and the Joint Ventures, taken as a whole, which, in the judgment of CSFBL, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the International Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);
     (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange [or the London Stock Exchange], or any setting of minimum prices for trading on such exchanges, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York [or United Kingdom] authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the judgment of CSFBL, the effect of any such outbreak, escalation, declaration, calamity or emergency on the financial markets makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the International Securities.

               (d)  The Managers shall have received
     opinions, dated such Closing Date, of Steven A.
     McArthur, General Counsel to the Company, and Willkie
     Farr & Gallagher, special counsel to the Company, in the agreed form.

               (e)  The Managers shall have received from
     Chadbourne & Parke, counsel for the Managers, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the
     Prospectuses and other related matters as the Managers may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.




               (f)  The Managers shall have received a
     certificate, dated such Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement and the Underwriting Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Subsidiaries and the Joint Ventures taken as a whole except as set forth in or contemplated by the Prospectuses or as described in such certificate.

               (g)  The Managers shall have received
     letters, dated such Closing Date, of Deloitte & Touche and Coopers & Lybrand which meet the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

               (h)  The merger of CE Acquisition Company,
     Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, with and into Magma pursuant to the All-Cash Option (defined in the Prospectuses) shall have become effective and all required filings in respect thereof shall have been made in the States of Nevada and Delaware.

               (i)  On such Closing Date, the U.S.
     Underwriters shall have purchased the U.S. Firm
     Securities or the U.S. Optional Securities, as the case may be, pursuant to the Underwriting Agreement.

               (j)  Since the date of the latest audited
     financial statements included or incorporated by reference in the Prospectuses (i) except as disclosed in the Prospectuses, there shall have been no material adverse change, or a development which is reasonably likely to lead to a material adverse change, in the financial condition, business or results of operations of the Company, the Subsidiaries and Joint Ventures taken as a whole and (ii) except as disclosed in the Prospectuses, there shall not have been any transactions entered into by the Company, the Subsidiaries or any Joint Venture, other than those in the ordinary course of business, which are material and adverse to the Company, the Subsidiaries and Joint
     Ventures taken as a whole, and which, in the judgment of the Representatives, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectuses.

Documents described as being "in the agreed form" are documents which are in the forms which have been initialed for the purpose of identification by Chadbourne & Parke, copies of which are held by the Company and CSFBL with such changes as CSFBL may approve. The Company will furnish the Managers with such conformed copies of such opinions, certificates, letters and documents as the Managers reasonably request, CSFBL may in its sole discretion waive on behalf of the Managers compliance with any conditions to the obligations of the Managers hereunder, whether in respect of an Optional Closing Date or otherwise.

          7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectuses, in light of the circumstances under which they were made) not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred;



provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager through CSFBL specifically for use therein, it being understood and agreed that the only information furnished by any Manager consists of the information described as such in subsection (b) below; and provided, further, that, with respect to any untrue statement or omission in any Preliminary Prospectuses, this indemnity agreement shall not inure to the benefit of any Manager on account of any loss, claim, damage, liability or action arising from the sale of any Offered Securities to any person by that Manager if that Manager failed to send or give a copy of the Prospectuses, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectuses was corrected in the Prospectuses and the Prospectuses were made available to the Managers prior to the sale of the Offered Securities. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectuses" shall not be deemed to include the documents incorporated by reference therein, and no Manager shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectuses or Prospectuses to any person other than a person to whom such Manager had delivered such incorporated document or documents in response to a written request therefor.

          Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(b), may permit indemnification for liabilities under the Act of any person who is a Manager or a partner or controlling person of a Manager within the meaning of
Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

          (b) Each Manager will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Manager through CSFBL specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Manager consists of the following information in the International Prospectus furnished by or on behalf of each
Manager: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Managers, the legend concerning over-allotments and stabilizing on page 2, the legend concerning transactions by certain affiliates participating in the distribution on page 2, the concession and reallowance figures appearing in the fifth paragraph under the caption "Subscription and Sale" and under paragraphs 6, 7, 8, 9, 12, 13 and 14 under the caption "Subscription and Sale".

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above except to the extent it has been materially prejudiced by such failure; and provided, further, that such omission will not relieve it from any liability which it may otherwise have to an indemnified party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 7 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of local counsel) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d)  If the indemnification provided for in this
Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the International Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the International Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the Act; and the obligations of the Managers under this Section shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          8.  Default of Managers.  If any Manager or
Managers default in their obligations to purchase International Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of International Securities that such defaulting Manager or Managers agreed but failed to purchase does not exceed 10% of the total number of shares of International Securities that the Managers are obligated to purchase on such Closing Date, CSFBL may make arrangements satisfactory to the Company for the purchase of such International Securities by other persons, including any of the Managers, but if no such arrangements are made by such Closing Date the non-defaulting Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the International Securities that such defaulting Managers agreed but failed to purchase on such Closing Date. If any Manager or Managers so default and the aggregate number of shares of International Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of International Securities that the Managers are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBL and the Company for the purchase of such International Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager or the Company, except as provided in Section 9 (provided that if such default occurs with respect to International Optional Securities after the First Closing Date, this Agreement will not terminate as to the International Firm Securities or any International Optional Securities purchased prior to such termination).
As used in this Agreement, the term "Manager" includes any person substituted for a Manager under this Section.
Nothing herein will relieve a defaulting Manager from liability for its default.

          9.  Survival of Certain Representations and
Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Manager, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the International Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the International Securities by the Managers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Managers pursuant to Section 7 shall remain in effect and if any International Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the International Securities by the Managers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in Section 6(c)(A) or clause (iii), (iv) or (v) of Section 6(c)(B), the Company will reimburse the Managers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the International Securities.

          10. Notices. All communications hereunder will be in writing and, if sent to the Managers, will be mailed, delivered or telexed and confirmed to CSFBL at One Cabot Square, London E14 4QJ England, Attention: Company Secretary, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at
                       , Attention:                      ;
provided however, that any notice to a Manager pursuant to
Section 7 will be mailed, delivered or telexed and confirmed to such Manager.

          11.  Successors.  This Agreement will inure to the



benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          12. Representation of Managers. CSFBL will act for the several Managers in connection with this financing, and any action under this Agreement taken by CSFBL will be binding upon all the Managers.

          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          If the foregoing is in accordance with the Managers' understanding of our agreement, kindly sign and return to us the Company of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Managers in accordance with its terms.

                              Very truly yours,

                              CALIFORNIA ENERGY COMPANY, INC.



                                                       By
                                           [Insert title]

The foregoing Subscription Agreement is
 hereby confirmed and accepted as of
 the date first above written.

    CS FIRST BOSTON LIMITED


     By:
        [Insert title]


    Bear, Stearns International Limited
    Donaldson, Lufkin & Jenrette Securities Corporation
    Deutsche Bank Aktiengesellschaft
    Lehman Brothers International (Europe)



    Each by its duly authorized attorney-in-fact:




         [Insert name]





                         SCHEDULE A



Manager                                                            Number of
                                                                 International
                                                                Firm Securities

CS First Boston Limited . . . . .

Bear, Stearns International Limited . . . . . . . . . . . .

Donaldson, Lufkin & Jenrette Securities Corporation. . . . .

Deutsche Bank Aktiengesellschaft

Lehman Brothers International (Europe). . . . . . . . . . .













































               Total . . . . . . . . . . . . .  4,000,000

                         SCHEDULE B


I.   List of Subsidiaries

     Coso Hotsprings Intermountain Power, Inc. (CHIP)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by California Energy
     Company, Inc. ("Parent")

     China Lake Operating Co. (CLOC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     Coso Technology Corporation (CTC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     China Lake Geothermal Management Company (CLGMC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     China Lake Plant Services, Inc. (CLPSI)
     Incorporated in California
     Capital Stock:  Owned 100% by Parent

     Coso Hotsprings Overland Power, Inc. (CHOP)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     CE Geothermal, Inc. (CEG)
     Incorporated in Delaware



     Capital Stock:  Owned 100% by Parent

     Western States Geothermal Company (WSG)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     Intermountain Geothermal Company (IGC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     California Energy Development Corporation (CEDC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     California Energy Yuma Corporation (CEYC)
     Incorporated in Utah
     Capital Stock:  Owned 100% by CEDC

     Yuma Cogeneration Associates (YCA)
     Formed in Utah
     General Partnership:  Owned 50% by CEDC; 50% by CEYC

     Rose Valley Properties, Inc. (RVP)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     The Ben Holt Co. (BHC)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     CBE Engineering Co. (CBE)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     Kennebec Construction, Co. (KCC)
     Incorporated in California
     Capital Stock:  Owned 100% by BHC

     CE Exploration Company (CEX)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     CE Newberry, Inc. (CEH)
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     CE Acquisition Company, Inc.
     Incorporated in Delaware
     Capital Stock:  Owned 100% by Parent

     CE International Investments Ltd. (CEII)
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by Parent

     CE Philippines Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII

     Ormat Cebu Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 48% by CEII; 52% by
     CE Philippines, Ltd.

     CE Cebu Geothermal Power Company, Inc.
     Incorporated in the Philippines
     Capital Stock:  Owned 52% by Ormat Cebu Ltd.; 48% by CE
     Philippines Ltd.

     CE Indonesia Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII

     Bali Energy Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CE Bali Ltd. (P.T.
     Pandanwangi Sekartaji has the right to purchase up to 40% of the equity for this project)

     CE Casecnan Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII

     CE Singapore Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII

     California Energy International Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII

     CE Casecnan Water and Energy Company, Inc.
     Incorporated in the Philippines
     Capital Stock:  Owned 100% by CE Casecnan Ltd.;
     La Prairie Group Contractors (International) Ltd. and
     San Lorenzo Ruiz Builders & Developers Group, Inc.
     each are entitled to a 15% equity interest




     CE Bali Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 100% by CEII

     Magma Operating Company
     Incorporated in Nevada
     Formerly Red Hill Geothermal, Inc. (9/17/87 - 3/29/93)
     Formerly Salton Sea Geothermal, Inc. (9/14/87 - 9/17/87)
     Capital Stock:  Owned 100% by Magma Power Company

     Salton Sea Power Company
     Incorporated in Nevada
     Capital Stock:  Owned 100% by Magma Power Company

     Vulcan Power Company
     Incorporated in Nevada
     Formerly Magmamax (1/25/72 - 6/24/81)
     Formerly Magma Properties (10/21/69 - 1/25/72)
     Capital Stock:  Owned 100% by Magma Power Company

     Imperial Magma
     Incorporated in Nevada
     Formerly Impak Mining Company (6/25/69 - 11/8/74)
     Capital Stock:  Owned 100% by Magma Power Company

     Magma Land Company I
     Incorporated in Nevada
     Capital Stock:  Owned 100% by Magma Power Company

     Desert Valley Company
     Incorporated in California
     Capital Stock:  Owned 100% by Magma Power Company

     Fish Lake Power Company
     Incorporated in Delaware
     Formerly MPC Properties, Inc. (3/26/90 - 3/13/92)
     Capital Stock:  Owned 100% by Magma Power Company

     Magma Netherlands, B.V.
     Formed in the Netherlands
     Formerly Haremhab Investments B.V. (4/3/93 - 5/20/94)
     LLC Interest:  Owned 100% by Magma Power Company

     Visayas Geothermal Power Company
     Formed in the Philippines
     Partnership Interests:  Magma Netherlands, B.V.
     99% General Partner; Tongonan Power Investment, Inc.
     1% General Partner

     Tongonan Power Investment, Inc.
     Incorporated in the Philippines
     Capital Stock:  Owned 100% by Magma Power Company

     Salton Sea Brine Processing L.P.
     Formed in California
     Partnership Interests:  Salton Sea Power Company 99%
     General Partner; Magma Power Company 1% Limited Partner

     Salton Sea Power Generation L.P.
     Formed in California
     Partnership Interests:  Salton Sea Power Company 99%
     General Partner; Magma Power Company 1% Limited Partner


II.  List of Joint Ventures

     Coso Energy Developers (CED)
     Formed in California
     General Partnership:  48% CHIP; 52% Caithness Coso
     Holdings, L.P.

     Coso Finance Partners (CFP)
     Formed in California
     General Partnership: 46.3% owned by CLOC; 53.7% owned by ESCA I, L.P.

     Coso Power Developers (CPD)
     Formed in California
     General Partnership:  50% owned by CTC; 50% by
     Caithness Navy II

     Coso Funding Corp. (CFC)
     Incorporated in Delaware
     General Partnership:  Owned 33% by CFP; 35% by CPD;
     32% by CED

     Coso Transmission Line Partners (CTLP)
     Formed in California
     General Partnership:  Owned 50% by CED; 50% by CPD

     Coso Finance Partners II (CFP II)
     Formed in California
     General Partnership: Owned 50% by CLGMC, 50% by ESCA II, L.P.




     China Lake Joint Venture (CLJV)
     Formed in California
     General Partnership:  Owned 50%
     by Parent; 50% by Caithness Geothermal 1980, Ltd.

     Coso Land Company (CLC)
     Formed in California
     General Partnership:  Owned 50% by Parent;
     50% by Caithness Geothermal 1980, Ltd.

     Coso Geothermal Company (CGC)
     Formed in California
     General Partnership:  Owned 57% by CLC; 16% by Parent


     CE Luzon Geothermal Power Company, Inc.
     Incorporated in the Philippines
     Capital Stock:  Owned 50% by CE Mahanagdong Ltd.;
     50% by Kiewit Energy International (Bermuda) Ltd.;
     an industrial company has the right to acquire 10%
     of the equity - 5% from CE Mahanagdong Ltd. and 5% from Kiewit Energy International (Bermuda) Ltd.

     Himpurna California Energy Ltd.
     Incorporated in Bermuda
     Capital Stock: Owned 90% by CE Indonesia Ltd., 10% by P.T. Himpuma Enersindo Abadi; California Energy
     International Ltd. has an option to acquire an interest in P.T. Himpuma or its project company shares equal to up to 4% of the project company;
     under the Joint Operating Contract, Pertamina has certain rights to acquire up to a 25% interest in the Joint Operating Contract, but not under the Energy
     Sales Contract

     Patuha Power, Ltd.
     Incorporated in Bermuda
     Capital Stock:  Owned 90% by CE Singapore Ltd.;
     10% by P.T. Enersindo Supra Abadi; P.T. Enersindo
     Supra Abdai has the right to acquire an additional
     20% of the project equity in certain circumstances and for a limited time; under the Joint Operating
     Contract, Pertamina has certain rights to acquire up to a 25% interest in the Joint Operating Contract, but not under the Energy Sales Agreement

     Vulcan/BN Geothermal Power Company
     Formed in Nevada
     Partnership Interests:  Vulcan Power Company 50%
     General Partner; BN Geothermal, Inc. 50% General
     Partner

     Del Ranch, L.P.
     Formed in California
     Partnership Interests:  Magma Power Company 10%
     Limited Partner; Magma Operating Company 40% General
     Partner; Conejo Energy Company 10% Limited Partner and 40% General Partner


     Elmore, L.P.
     Formed in California
     Partnership Interests:  Magma Power Company 10%
     Limited Partner; Magma Operating Company 40% General
     Partner; Niguel Energy Company 10% Limited Partner and 40% General Partner

     Leathers, L.P.
     Formed in California
     Partnership Interests:  Magma Power Company 10%
     Limited Partner; Magma Operating Company 40% General
     Partner; San Felipe Energy Company 10% Limited Partner and 40% General Partner



SCHEDULE C